Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 8, 2026, in the Registration Statement (Form S-1) and related Prospectus of Forbright, Inc. for the registration of shares of its Class A common stock.
/s/ Ernst & Young LLP
Tysons, Virginia
May 15, 2026